Exhibit 10.58

FLORIDA DOCUMENTARY STAMP TAXES IN THE AMOUNT OF $1,295.00 AND INTANGIBLE TAX IN THE AMOUNT OF $740.00 ARE BEING PAID IN CONNECTION WITH THIS NOTE, AS REQUIRED BY FLORIDA LAW, AND EVIDENCE OF SUCH PAYMENT SHALL BE AFFIXED TO THE MORTGAGE (AS DEFINED HEREIN).

PROMISSORY NOTE

Date of Note: Amount of Note: Maturity Date:

December 29, 2022

THREE HUNDRED SEVENTY THOUSAND AND 00/100 DOLLARS ($370,000.00) DOLLARS

JULY 29, 2023, unless otherwise accelerated pursuant to and in accordance with the terms and conditions set forth in this Note or as provided herein.

FOR VALUE RECEIVED, CONNECTM FLORIDA RE LLC, a Florida limited liability company (the “Borrower”) hereby covenants and promises to pay RJZ HOLDINGS LLC, a Florida limited liability company, its successors and/or assigns (the “Lender”), at 9887 SW Walnut Tree Court, Port Saint Lucie, FL 34987, or at such other place as Lender may designate to Borrower in writing from time to time, in legal tender of the United States, THREE HUNDRED SEVENTY THOUSAND AND 00/100 DOLLARS ($370,000.00) DOLLARS, together with all accrued interest, which shall be due and payable upon the following terms and conditions contained in this Promissory Note (this “Note”).

A.         Interest Rate:

(a)   Interest shall accrue on the unpaid principal balance of this Note (i) from the date hereof until the Maturity Date (as defined below) at the rate of $4,000.00 per month from January 1, 2023 through the Maturity Date (as defined below) payable as set forth below (the “Interest Rate”).

(b)  Interest on this note shall be calculated on the basis of a 360 day year and charged for the actual number of days elapsed; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding during the period for which the interest is being calculated. All interest payable under this Note is computed using this method.

B.         Payment Terms:

Unless this Note is otherwise accelerated in accordance with the terms and conditions hereof, the sum of $4,000.00 representing payments of interest shall be due and payable on January 1, 2023, and on the 1st day of each month thereafter for six consecutive payments until July 1, 2023 (the “Maturity Date”), upon which the entire outstanding principal balance of this Note plus all accrued but unpaid interest shall be due and payable in full.

C.         Security:

This Note is secured, in part, by that certain Mortgage and Security Agreement dated as of even date herewith, from Borrower in favor of Lender, to be recorded in the Public Records of Saint Lucie County, Florida (as the same may be amended or modified from time to time, the “Mortgage”), granting Lender a first-priority lien and security interest in and to certain real and personal property located in Saint Lucie County, Florida, as more particularly described in the Mortgage.

D.         Loan Documents:

This Note and the Mortgage, and all other documents and instruments executed in connection with this Note are hereinafter individually and/or collectively referred to as the “Loan Documents”.

E.        Default Interest Rate:

All principal and installments of interest shall bear interest from the date that said payments are due and unpaid or from the date of occurrence of any other Event of Default (as hereinafter defined) under this Note, the Mortgage or any other Loan Document, at a rate equal to fifteen percent (15.0%) per annum (the “Default Rate”).

F.          Prepayment:

From date of this Note until the Maturity Date, Borrower may make prepayments of principal under this Note.

G.         Late Charges:

Lender may collect a late charge not to exceed an amount equal to five percent (5%) of any installment which is not paid within ten (10) days of the due date thereof, to cover the extra expense involved in handling delinquent payments, provided that collection of said late charge shall not be deemed a waiver by Lender of any of its rights under this Note. Notwithstanding the foregoing, there shall be no grace period or late charges for payments due on the outstanding principal balance due on the Maturity Date or upon acceleration, as set forth in Section H below, but such outstanding balance shall accrue interest at the Default Rate. The late charge is intended to compensate the Lender for administrative and processing costs incident to late payments. The late charge payments are not interest. The late charge payment shall not be subject to rebate or credit against any other amount due. Any late charge shall be in addition to any other interest due.

H.         Default and Acceleration:

If any of the following “Events of Default” occur, at the Lender’s option, exercisable in its sole discretion, all sums of principal and interest under this Note shall be accelerated and become immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, and the Lender shall be immediately entitled to exercise all of its available remedies under the Loan Documents:

a.             Borrower fails to perform any obligation under this Note to pay principal or interest when due and Borrower fails to cure such failure within fifteen (15) days following the date Lender sends notice to Borrower of such failure to perform or pay; or

b.             Borrower fails to perform any other obligation, liability or indebtedness under the Loan Documents to pay money when due and Borrower fails to cure such failure within fifteen (15) days following the date Lender sends notice to Borrower of such failure to perform or pay; or

c.             A “Default” or an “Event of Default” (as defined in each respective document) beyond any applicable notice and cure period occurs under any of the Loan Documents; or

d.             The dissolution of, termination of existence of, or loss of good standing status by Borrower, its subsidiaries or affiliates, if any, or any party to the Loan Documents; or

e.             Borrower becomes the subject of any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships, which, if involuntary, is not dismissed within sixty (60) days of the commencement of such proceeding; or

f.              Any warranty or representation made or deemed made in any Loan Document or furnished to Lender in connection with the loan evidenced by this Note proves materially false, or if of a continuing nature, becomes materially false; or

g.             At Lender’s option, any default in payment or performance of any obligation of Borrower beyond any applicable notice and cure period under any other loans, contracts or agreements from Lender to Borrower, as the same may be amended, restated, modified or replaced from time to time; or

h.             A material alteration in the kind or type of Borrower’s business occurs without the prior written consent of Lender.

I.           Costs:

In the event that this Note is collected by law or through attorneys at law, or under advice therefrom (whether such attorneys are employees of Lender or an affiliate of Lender or are outside counsel), Borrower and any endorser, guarantor or other person primarily or secondarily liable for payment hereof hereby, severally and jointly agree to pay all costs of collection, including attorneys’ fees, including charges for paralegals, appraisers, experts and consultants working under the direction or supervision of Lender’s attorneys; costs for evaluating preserving or disposing of any collateral granted as security for payment of this Note, including the costs of any audits, environmental inspections which Lender may deem necessary form time to time; any premiums for property insurance purchased on behalf of Borrower or on behalf of the owners of any collateral pursuant to any Mortgage relating to any collateral, or any other charges permitted by applicable law whether or not suit is brought, and whether incurred in connection with collection, trial, appeal, bankruptcy or other creditors’ proceedings or otherwise.

J.         Loan Charges:

Nothing herein contained, nor any transaction related thereto, shall be construed or so operate as to require Borrower or any person liable for the repayment of same, to pay interest in an amount or at a rate greater than the maximum allowed by applicable law. Should any interest or other charges paid by Borrower, or any parties liable for the payment of the loan made pursuant to this Note, result in the computation or earning of interest in excess of the maximum legal rate of interest permitted under the law in effect while said interest is being earned, then any and all of such excess shall be and is waived by Lender, and all such excess shall be automatically credited against and in reduction of the principal balance, and any portion of the excess that exceeds the principal balance shall be paid by Lender to Borrower or any parties liable for the payment of the loan made pursuant to this Note so that under no circumstances shall the Borrower, or any parties liable for the payment of the loan hereunder, be required to pay interest in excess of the maximum rate allowed by applicable law.

K.         Jurisdiction:

The laws of the State of Florida shall govern the interpretation and enforcement of this Note. In the event that legal action is instituted to collect any amounts due under, or to enforce any provision of, this instrument, Borrower and any endorser, guarantor or other person primarily or secondarily liable for payment hereof consent to, and by execution hereof submit themselves to, the jurisdiction of the courts of the State of Florida, and, notwithstanding the place of residence of any of them or the place of execution of this instrument, such litigation may be brought in or transferred to a court of competent jurisdiction in and for Saint Lucie County, Florida.

L.         Assignment:

Lender shall have the unrestricted right at any time and from time to time and without Borrower’s consent, to assign all or any portion of its rights and obligations hereunder to one or more lenders or Purchasers (each, an “Assignee”) under this Note and the Loan Documents and all information now or hereafter in its possession relating to the Borrower (all rights of privacy hereby being waived, and to retain any compensation received by Lender in connection with any such transaction and Borrower agrees that it shall execute such documents, including without limitation, the delivery of an estoppels certificate and such other documents as Lender shall deem necessary to effect the foregoing. The Borrower hereby waive any notice of the transfer of this Note by the Lender or by any other subsequent Lender of this Note and agree to be bound by the terms of the Note subsequent to any transfer and agree that the terms of the Note maybe fully enforced by any subsequent Lender of this Note.

M.        Non-Waiver;

The failure at any time of Lender to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date. All rights and remedies of Lender shall be cumulative and may be pursued singly, successively or together, at the option of Lender.

N.       Right of Setoff:

In addition to all liens upon and rights of setoff against the Borrower’s money, securities or other property given to the Lender by law, the Lender shall have, with respect to the Borrower’s obligations to the Lender under this Note and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and the Borrower hereby grants the Lender a security interest in, and hereby assigns, conveys, delivers, pledges and transfers to the Lender, all of the Borrower’s right, title and interest in and to, all of the Borrower’s deposits, moneys, securities and other property now or hereafter in the possession of or on deposit with, or in transit to, the Lender, whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to the Borrower. Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of the Lender, although the Lender may enter such setoff on its books and records at a later time.

O.         Miscellaneous:

1.	TIME IS OF THE ESSENCE OF THIS NOTE.

2.	It is agreed that the granting to Borrower or any other party of an extension or extensions of time for the payment of any sum or sums due under this Note or under the Mortgage or for the performance of any covenant or stipulation thereof or the taking of other or additional security shall not in any way release or affect the liability of Borrower under this Note or any of the Loan Documents.

3.	This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

4.	All parties to this Note, whether Borrower, principal, surety, guarantor or endorser, hereby waive presentment for payment, demand, notice, protest, notice of protest and notice of dishonor.

5.	Notwithstanding anything herein to the contrary, the obligations of Borrower under this Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment by Lender would be contrary to provisions of law applicable to Lender limiting the maximum rate of interest which may be charged or collected by Lender. In the event that any charge, interest or late charge is above the maximum rate provided by law, then any excess amount over the lawful rate shall be applied by Lender to reduce the principal sum of the Loan or any other amounts due Lender hereunder.

6.	Borrower acknowledges that Lender shall have no obligation whatsoever to renew, modify or extend this Note or to refinance the indebtedness under this Note upon the maturity thereof, except as specifically provided herein.

7.	Lender shall have the right to accept and apply to the outstanding balance of this Note and all payments or partial payments received from Borrower after the due date therefor, whether this Note has been accelerated or not, without waiver of any of Lender’s rights to continue to enforce the terms of this Note and to seek any and all remedies provided for herein or in any instrument securing the same, including, but not limited to, the right to foreclose on such security.

8.	All amounts received by Lender shall be applied to expenses, late fees and interest before principal or in any other order as determined by Lender, in its sole discretion, as permitted by law.

9.	Borrower shall not assign Borrower’s rights or obligations under this Note without Lender’s prior consent.

10.	The term “Borrower” as used herein, in every instance shall include the Borrowers of this Note, and its heirs, executors, administrators, successors, legal representatives and assigns, and shall denote the singular and/or plural, the masculine and/or feminine, and natural and/or artificial persons whenever and wherever the context so requires or admits.

11.	If more than one party executes this Note, all such parties shall be jointly and severally liable for the payment of this Note.

12.	If any clause or provision herein contained operates or would prospectively operate to invalidate this Note in part, then the invalid part of said clause or provision only shall be held for naught, as though not contained herein, and the remainder of this Note shall remain operative and in full force and effect.

13.	Borrower hereby authorizes the Lender to debit, on a monthly basis, from Borrower’s account at the Lender, the amounts of the principal and interest payments on the dates such payments are due pursuant to Section B hereof. In the event that the funds available under said account are insufficient to make any such payments to the Lender, Borrower shall pay to Lender directly whatever amounts are required to make such payments on their due dates

P.       Waiver of Jury Trial:

BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER TO EXTEND TO BORROWER THE LOAN EVIDENCED BY THIS NOTE.

Borrower has duly executed this Note effective as of the date set forth hereinabove.

BORROWER:

CONNECTM FLORIDA RE LLC,
a Florida limited liability company

/s/ Mahesh P. Choudhury
MAHESH P. CHOUDHURY, Manager